URGENT NOTICE!
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                           PARADIGM TECHNOLOGY, INC.
                                694 TASMAN DRIVE
                               MILPITAS, CA 95035

                         ANNUAL MEETING OF STOCKHOLDERS
                    HAS BEEN ADJOURNED FOR THE SECOND TIME!

                       NEW MEETING DATE: AUGUST 25, 1998


Dear Valued Stockholder,

     We have previously sent you material relating to the Annual Meeting of Stockholders of PARADIGM TECHNOLOGY, INC. scheduled to be held on August 4, 1998. The meeting had to be adjourned until Tuesday, AUGUST 25, 1998 at 3:00 p.m., local time in order to allow sufficient time to obtain the required votes on proposals 1, 2, 3, and 4, relating to the Merger Agreement by PARADIGM and IXYS CORPORATION.

     The vote of every single Common Stockholder of record (who held shares) on 6/19/98 is urgently needed to accomplish these measures. Even if you have since sold your shares after 6/19/98 we still need your vote and ask for your support. The common stockholders are critical to this measure. Only Preferred shares, which had converted prior to the record date of 6/19/98, are eligible to vote. EVERY VOTE COUNTS, YOUR VOTE COUNTS, AND WE SINCERELY REQUEST YOUR SUPPORT!

     To save you time and effort we are offering a convenient way to vote your shares by telephone. SIMPLY CALL THE TOLL-FREE 800# ON THE TOP OF THE ENCLOSED VOTING FORM. This service is available 24 hours a day and will ensure that your vote is confirmed and posted immediately. Alternatively, please sign, date and mail the enclosed proxy card today using the enclosed postage paid envelope provided.

     We appreciate your cooperation in this matter.

                                   By Order of the Board of Directors,

                                   Richard M. Morley
                                   ACTING PRESIDENT AND CHIEF EXECUTIVE OFFICER


                         PLEASE VOTE YOUR PROXY TODAY!
                 CALL THE TOLL-FREE 800# ON THE PROXY FORM NOW
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